UNITED STATES SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934
Date of report (Date of earliest event reported):
May 11, 2010
PINNACLE AIRLINES CORP.
(Exact Name of Registrant as Specified in Charter)

(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I. R. S. Employer Identification No.)
Delaware	001-31898	03-0376558
(Address of principal executive offices)	(Zip Code)
1689 Nonconnah Blvd, Suite 111 Memphis, TN	38132
Registrant’s telephone number, including area code
(901)-348-4100
(Former name or former address, if changed since last report.)

 Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On May 12, 2010, Pinnacle Airlines Corp. (the “Company”) entered into a Management Compensation Agreement (the “Agreement”) with Brian T. Hunt, Vice President and General Counsel.  Mr. Hunt’s Agreement is substantially similar to the Management Compensation Agreements between the Company and Peter Hunt, the Company’s Vice President and Chief Financial Officer, and Doug Shockey, the Company’s Executive Vice President and President – Airline Subsidiaries.

A copy of the Agreement is filed with this report as Exhibit 10.79 and is incorporated by reference into this Item 5.02.

Item 5.07 Submission of Matters to a Vote of Security Holders

On May 11, 2010, the Company held its 2010 Annual Meeting of Stockholders at which the Company’s stockholders considered and voted on the proposals described below:

Proposal 1. Election of Directors

•	The stockholders elected the following persons as Class III Directors of the Company, each to serve until the 2013 Annual Meeting:

Nominee	Votes For	Votes Withheld	Broker Non-Vote

Thomas S. Schreier, Jr.	12,865,390	571,191	3,172,365
Alfred T. Spain	12,834,687	601,894	3,172,365
Nicholas R. Tomassetti	12,864,477	572,104	3,172,365

The following Directors’ terms of office as a director continued after the Annual Meeting: Donald J. Breeding, Susan M. Coughlin, Ian Massey, James E. McGehee, Jr., Thomas S. Schreier, Jr., R. Philip Shannon, Alfred T. Spain, Nicholas R. Tomassetti and Philip H. Trenary.

Proposal 2.  Ratification of Appointment of Independent Auditors

•
The stockholders voted to ratify the appointment of Ernst & Young, LLP as the independent registered public accounting firm of the Company for the fiscal year ending December 31, 2010.  The vote by stockholders was as follows:

Votes For	Votes Against	Votes Abstaining	Broker Non-Vote

16,520,459	52,676	35,811	0

Item 9.01. Financial Statements, Pro Forma Financial Information and Exhibits

(c) Exhibits:

Exhibit Number	Description

10.79	Management Compensation Agreement between Pinnacle Airlines Corp. and Brian T. Hunt

2

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

PINNACLE AIRLINES CORP.
(Registrant)

By: /s/ Brian T. Hunt
Brian T. Hunt
Vice President and General Counsel
May 17, 2010

3